SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 4, 2011
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

Suite 12E, 156 Vincent Street, Auckland City 1010, New Zealand
 (Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 – Entry into a Material Definitive Agreement

And

SECTION 2 – FINANCIAL INFORMATION
Item 2.01 – Completion of Acquisition or Disposal of Assets

Following from its October 12, 2010 execution of a Letter of Intent, Guinness Exploration Inc. (“Guinness”) has executed an Option Agreement (the “Ansell Agreement”) with Ansell Capital Corp. (“Ansell”), TSX: ACP; Eagle Trail Properties Inc. (“Eagle Trail”); and two individuals (the “Additional Parties”) which will provide funding for development of the Charlotte Project in the Mount Nansen area of the Whitehorse Mining Division, of the Yukon Territory, Canada.

Under the Ansell Agreement, Ansell will be allowed to acquire up to an 85% undivided interest in the 128 mineral claims which form the Charlotte Project by providing financing and expertise for development of the project. Subject to the prior agreements which Guinness signed with Eagle Trail, Eagle Trail is presently the recorded legal holder of the Charlotte Project claims (the “Properties”) and is holding the Properties in trust for the beneficial holders of the Properties, who collectively are the Guinness and the Additional Parties (collectively the “CSG Group”). Subject to the terms of the Ansell Agreement, the CSG Group has agreed to grant to Ansell an option to acquire up to an 85% undivided interest in the Properties and upon Ansell earning an interest in the Properties, the parties have agreed to form a joint venture to further explore and develop the Properties, all upon and subject to the terms and conditions set out in the attached definitive material agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  March 4, 2011